UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement
     The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On June 2, 2008, Questcor Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Don Bailey, the Company’s President and Chief Executive Officer (the “Agreement”), which the Board of Directors (the “Board”) of the Company approved, after receiving the recommendation of the Company’s Compensation Committee, on May 29, 2008. The following discussion provides a summary of the material terms of the Agreement which discussion is qualified in its entirety by reference to the entire text of the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.
     The Agreement confirms Mr. Bailey’s current annual base salary of $525,000 and target annual performance-based bonus percentage equal to 65% of Mr. Bailey’s base salary, each of which are subject to annual review and adjustment by the Board. The Agreement also provides for equity incentive compensation to be awarded to Mr. Bailey under the Company’s equity incentive plans, as determined from time to time by the Board.
     The Agreement provides for severance compensation upon the Company’s termination of Mr. Bailey’s employment without cause or Mr. Bailey terminating his employment for good reason. Mr. Bailey would receive additional severance compensation and have the vesting of his stock options fully accelerated if his employment is terminated by the Company without cause or by Mr. Bailey for good reason, in either case in connection with a change of control of the Company.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated June 2, 2008, between Questcor Pharmaceuticals, Inc. and Don Bailey.

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SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2008	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated June 2, 2008, between Questcor Pharmaceuticals, Inc. and Don Bailey.

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